FORM 8-K





                  SECURITIES AND EXCHANGE COMMISSION



                        Washington, D.C.  20549

                            CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934



Date of Report               February 2, 1995



                           PECO ENERGY COMPANY
        (Exact name of registrant as specified in its charter)



       PENNSYLVANIA                1-1401                23-0970240
(State or other jurisdiction      (Commission           (IRS Employer
       or incorporation)           file number)         Identification
                                                            Number)





 230l Market Street, Philadelphia, Pennsylvania          19101
 (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:    (215) 841-4000

ITEM 5.  OTHER EVENTS
   On February 2, 1995, PECO Energy Company issued the following press release:

"PECO Energy Company announced today that its Board of Directors plans to name the Company's President, Corbin A. McNeill, Jr., to the additional position of Chief Executive Officer following the Company's Annual Meeting on April 12. Joseph F. Paquette, Jr., PECO Energy's Chairman and CEO, will continue as Chairman of the Board and Chairman of its Executive Committee.

McNeill, 55, joined PECO Energy in March 1988 as Executive Vice President of Nuclear Operations and became President and Chief Operating Officer in April 1990.

Paquette, who joined the Company in 1956 and was named Chief Executive Officer in April 1988, stated that "This change is another important step in our plan for an orderly transition of management responsibilities. As CEO, Corbin McNeill will be able to assume more of the day-to-day responsibilities of running PECO Energy while I focus my time on key strategic issues as well as regulatory, legislative and financial activities."

Paquette also stated, "PECO Energy is extremely fortunate to have Corbin McNeill, an executive with unique leadership skills and high personal standards, available to lead the Company during the challenging years ahead. He has played an instrumental role in raising the level of performance of PECO Energy operations, especially its nuclear department, and has exhibited a focus on quality, the ability to manage change and a bias for customer satisfaction, all of which are essential for successful leadership in today's business environment."

Paquette, 60, also announced that he plans to retire in 1997 but expects to continue as a Director.

McNeill completed a 20 year career with the U.S. Navy in 1981 after serving as Commanding Officer of the USS Tautog and Commanding Officer of the Naval Nuclear Power School. McNeill joined the New York Power Authority as Resident Manager of the James A. Fitzpatrick Nuclear Power Plant in 1981 and subsequently was named Senior Vice President, Nuclear Generation. He joined Public Service Electric and Gas Company (PSE&G) as Vice President, Nuclear in March 1985 and was named Senior Vice President, Nuclear in April 1987.

In March 1988, McNeill joined PECO Energy as Executive Vice President, Nuclear. In April 1990, he was elected to his current position of President and Chief Operating Officer and a Director of the Company.

McNeill received his Bachelor of Science Degree in 1962 from the U.S. Naval Academy and has completed graduate courses in business at the University of California (Berkeley) and Syracuse University. He is a 1992 graduate of Stanford University's Executive Management Training Program.

McNeill is a board member of the American Gas Association and has been nominated to the Board of the Electric Power Research Institute (EPRI), headquartered in Palo Alto, California.

McNeill is a member of the Board of Trustees, Drexel University; President of Leadership, Inc., an executive leadership training program and a member of the Advisory Committee of PRIME, Inc., which serves over 8,000 minority students in math and science."

                          SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY






                                     /S/ J. B. MITCHELL

                                         J. B. Mitchell

                                   Vice President - Finance
                                         and Treasurer


        February 2, 1995